THE HARTFORD MUTUAL FUNDS, INC.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

POWER OF ATTORNEY

June 17, 2026

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of each fund listed below, each a series of The Hartford Mutual Funds, Inc., a Maryland corporation, (each an “Acquired Fund”) with and into the corresponding series of Hartford Funds Exchange-Traded Trust, a Delaware statutory trust, listed below (each an “Acquiring Fund”), and any amendments, or other filings with the Commission, related to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Commission relating to The Hartford Mutual Funds, Inc. and Hartford Funds Exchange-Traded Trust.

Acquired Fund	Acquiring Fund
Hartford Climate Opportunities Fund	Hartford Alpha Capture International Value ETF
Hartford International Equity Fund	Hartford Alpha Capture International Equity ETF
The Hartford High Yield Fund	Hartford High Yield ETF

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ Gregory A. Frost	Director/Trustee, President and Chief Executive Officer (principal executive officer)
Gregory A. Frost

/s/ Ankit Puri	Treasurer (principal financial officer and principal accounting officer)
Ankit Puri

/s/ Christine R. Detrick	Chair of the Board, Director/Trustee
Christine R. Detrick

/s/ Hilary E. Ackermann	Director/Trustee
Hilary E. Ackermann

/s/ Robin C. Beery	Director/Trustee
Robin C. Beery

/s/ Derrick D. Cephas	Director/Trustee
Derrick D. Cephas

/s/ John J. Gauthier	Director/Trustee
John J. Gauthier

/s/ Andrew A. Johnson, Jr.	Director/Trustee
Andrew A. Johnson, Jr.

/s/ Paul L. Rosenberg	Director/Trustee
Paul L. Rosenberg

/s/ David Sung	Director/Trustee
David Sung

RESOLUTION APPROVING THE POWER OF ATTORNEY

APPROVAL OF POWERS OF ATTORNEY

Power of Attorney in connection with the ETF conversions of Hartford International Equity Fund will be repositioned and convert to Hartford Alpha Capture International Equity ETF; Hartford Climate Opportunities Fund will be repositioned and convert to Hartford Alpha Capture

International Value ETF; and High Yield Fund will convert to High Yield ETF

RESOLVED, that the Power of Attorney, in substantially the form presented at this meeting, appointing Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, each with full power to act alone, as attorneys-in-fact and agents for each member of the Board of Directors (the “Board”) of Hartford Funds Exchange-Traded Trust (the “Registrant”) and for the Registrant’s principal executive officer, and principal financial officer (including any appointed comptroller or principal accounting officer, if any) for the purpose of executing and filing for and on behalf of, the Registrant, including each member of the Registrant’s Board and the Registrant’s principal executive officer and principal financial officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States, effective June 17, 2026, be, and herby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of the Registrant, including its principal executive officer and principal financial officer, and each member of the Registrant’s Board, effective June 17, 2026; and it is

FURTHER RESOLVED, that the officers of the Registrant, and they hereby are, authorized to do all things and execute all deeds, documents, and instruments in writing as may be necessary in connection with carrying out the foregoing.